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                                                                    Exhibit 10.1


                                 AMENDMENT NO. 2
                                       to
                           RECEIVABLES SALE AGREEMENT

           THIS AMENDMENT NO. 2 ("Amendment") is entered into as of April 11, 2003 by and between School Specialty, Inc., as Originator ("Originator") and New School, Inc., as Buyer ("Buyer"),.

                              PRELIMINARY STATEMENT

           A. Originator and Buyer are parties to that certain Receivables Sale Agreement dated as of November 22, 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Sale Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Sale Agreement.

           B. Originator and Buyer have agreed to amend the Sale Agreement, subject to the terms and conditions hereinafter set forth.

           NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

           SECTION 1. Amendment. Effective as of the date hereof, subject to the satisfaction of the condition precedent set forth in Section 2 below, the Sale Agreement is hereby amended as follows:

           1.1 Section 5.1(g) is hereby deleted in its entirety and replaced with the following therefor:

           (g) as of the end of any fiscal quarter:

                 (i) the Consolidated Total Leverage Ratio (as defined in the SSI Loan Agreement) of Originator shall be greater than (i) with respect to the fiscal quarter ending on the last Saturday in January or the last Saturday in April of each year, 4.25:1.0, and (ii) with respect to the fiscal quarter ending on the last Saturday in July or the last Saturday in October of each fiscal year, 5.0:1.0;

                 (ii) the Consolidated Senior Leverage Ratio (as defined in the SSI Loan Agreement) of Originator shall be greater than (i) with respect to the fiscal quarter ending in January or April of each year, 3.00:1.0, and (ii) with respect to the fiscal quarter ending in July or October of each fiscal year, 3.75:1.0;

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                 (iii) Consolidated Net Worth (as defined in the SSI Loan
       Agreement) of Originator shall be less than the sum of an amount equal to $285,000,000 increased on a cumulative basis as of the end of each fiscal quarter, commencing with the fiscal quarter ending April 26, 2003 by an amount equal to 50% of Consolidated Net Income (as defined in the SSI Loan Agreement)of Originator (to the extent positive) for the fiscal quarter then ended plus 100% of the proceeds of all equity issuances after the Closing Date (as defined in the SSI Loan Agreement); or

                 (iv) the Consolidated Fixed Charges Coverage Ratio (as defined in the SSI Loan Agreement) of Originator shall be less than 3.0:1.0.

           SECTION 2. Condition Precedent. This Amendment shall become effective and be deemed effective, as of the date first above written, upon receipt by the Agent of one copy of this Amendment duly executed by each of the parties hereto.

           SECTION 3. Covenants, Representations and Warranties of the
Originator.

           3.1 Upon the effectiveness of this Amendment, the Originator hereby reaffirms all covenants, representations and warranties made by it, to the extent the same are not amended hereby, in the Sale Agreement and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Amendment.

           3.2 Each of the Originator and the Buyer hereby represents and warrants as to itself (i) that this Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity which may limit the availability of equitable remedies and (ii) upon the effectiveness of this Amendment, no event shall have occurred and be continuing which constitutes an Amortization Event or a Potential Amortization Event.

           SECTION 4. Reference to and Effect on the Sale Agreement.

           4.1 Upon the effectiveness of this Amendment, each reference in the Sale Agreement to "this Agreement," "hereunder," "hereof," "herein," "hereby" or words of like import shall mean and be a reference to the Sale Agreement as amended hereby, and each reference to the Sale Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Sale Agreement shall mean and be a reference to the Sale Agreement as amended hereby.

           4.2 Except as specifically amended hereby, the Sale Agreement and other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

           4.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Originator or Buyer under the Sale Agreement or any of the other Transaction Documents, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

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           SECTION 5. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

           SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

           SECTION 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                                    * * * * *

                                       3

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           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date first set forth above by their respective officers thereto duly authorized, to be effective as hereinabove provided.

                                           NEW SCHOOL, INC., as Buyer


                                           By: /s/ Mary M. Kabacinski
                                               ------------------------------
                                               Name: Mary M. Kabacinski
                                               Title: Treasurer


                                           SCHOOL SPECIALTY, INC., as Originator


                                           By: /s/ Mary M. Kabacinski
                                               ------------------------------
                                               Name: Mary M. Kabacinski
                                               Title: Chief Financial Officer

Consented to:


FALCON ASSET SECURITIZATION CORPORATION


By: /s/ Maureen Marcon
    --------------------------
    Name: Maureen Marcon
    Title: Authorized Signer

BANK ONE, NA (MAIN OFFICE CHICAGO), as Agent


By: /s/ Maureen Marcon
    --------------------------
    Name: Maureen Marcon
    Title: Director, Capital Markets

                   Signature Page to Amendment No. 2 to RSA